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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 24, 2005



                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                        1-16383                95-4352386
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          717 Texas Avenue
              Suite 3100
            Houston, Texas                                          77002
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a
          Provision of the Code of Ethics.

     Cheniere Energy, Inc. (the "Company") has approved the terms of a letter provided by an unrelated third party entity, Western Airways, Inc. (the "Operator"), specifying the terms under which it would provide for charter a Challenger 600 aircraft (the "charter letter"). One of the Challenger 600 aircraft which may be provided by the Operator for such services to the Company is owned by Bramblebush, LLC (the "LLC"). The LLC is owned and/or controlled by the Company's Chairman and Chief Executive Officer, Charif Souki. The Company's Code of Business Conduct and Ethics prohibits potential conflicts of interest. Upon the recommendation of the Audit Committee, which determined that the terms of the charter letter are fair to and in the best interests of the Company, the Company's Board of Directors unanimously approved the terms of the charter letter on May 24, 2005, and granted an exception under the Company's Code of Business Conduct and Ethics in order to permit the Company to charter the Challenger 600 aircraft.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHENIERE ENERGY, INC.


     Date: May 24, 2005                     By: /s/ Zurab S. Kobiashvili
                                                ------------------------
                                                Name:  Zurab S. Kobiashvili
                                                Title: Senior Vice President and
                                                       General Counsel